Exhibit 99.1

News Release

CONTACT:	Bradley S. Adams (Analysts) (513) 534-0983 Roberta R. Jennings (Media) (513) 579-4153	FOR IMMEDIATE RELEASE July 15, 2004

FIFTH THIRD BANCORP REPORTS 11 PERCENT INCREASE

IN SECOND QUARTER EARNINGS PER SHARE

Fifth Third Bancorp’s 2004 second quarter earnings per diluted share were $.79, an increase of 11 percent over $.71 per diluted share for the same period in 2003. Second quarter net income totaled $447,525,000, an eight percent increase over second quarter 2003’s net income of $415,275,000. Second quarter return on average assets (ROA) and return on average equity (ROE) were 1.91 percent and 21.0 percent, respectively, compared to 1.92 percent and 18.6 percent in 2003’s second quarter.

“Second quarter results reflect favorable momentum across nearly all of Fifth Third’s businesses,” stated George A. Schaefer, Jr., President and CEO of Fifth Third Bancorp. “Strong sales results from our investment advisors and electronic payment processing businesses and continued strength in commercial and retail, including mortgage banking, offer reason for optimism as the economy shows more strength. Credit quality trends continue to improve and expenses remain well controlled as a result of our focus on productivity initiatives. Our focus for the remainder of 2004 and into 2005 continues to be on investing in our larger markets to build a best-in-class branch network and generating growth on every street corner we serve.”

“While the direction of the economy and the numerous changes in market sentiment remain well beyond our control, I continue to be very pleased with the successes we have achieved in terms of hiring talented and experienced sales people and the level of investment we have made in our larger markets. The environment will continue to offer challenges as the industry navigates a period of rising interest rates, however, Fifth Third’s strong capital base and conservatively positioned balance sheet, diversified business mix, large core deposit funding base and, most importantly, a proven sales culture, position us well to manage in this climate. We believe these strengths, combined with the tremendous amount of upside we have in our larger markets and successful de-novo growth, provide Fifth Third the ability to compete very aggressively in any rate environment.”

Noninterest Income

Recent strong business line revenue growth trends continued in the second quarter with Noninterest Income increasing 21 percent over the same quarter last year.

Investment Advisory revenues increased 17 percent over the same quarter last year and 17 percent on a year-to-date basis primarily as a result of strong sales momentum across numerous product lines including retail brokerage, institutional asset management and private client services. Fifth Third continues to focus its sales efforts on integrating services across business lines and working closely with retail and commercial team members to take advantage of a diverse and expanding customer base. Fifth Third Investment Advisors, among the largest money managers in the Midwest, has $35 billion in assets under management and $171 billion in assets under care.

Fifth Third Processing Solutions, our electronic payment processing division, delivered a five percent increase in revenues over the second quarter of last year. Comparisons to prior periods are impacted by the April 1, 2004 sale of certain out-of-footprint third-party sourced merchant processing contracts acquired through previous acquisitions that neither met Fifth Third’s return requirements nor offered additional sales opportunities. The revenue previously realized from these sold merchant contracts along with the reduction of approximately $7 million in revenue from the MasterCard®/Visa® settlement combined to represent a reduction of approximately $29 million in quarterly revenue that was previously reported as a component of electronic payment processing revenues. Exclusive of the impact of the above referenced items, second quarter revenues increased by 25 percent on a core basis over the same quarter last year reflective of strong new business acquisition and improved retail sales volume activity; comparisons being provided to supplement an understanding of these fundamental revenue trends.

Successful sales of retail and commercial deposit accounts and corporate treasury management products fueled an increase in deposit service revenues of nine percent over the same quarter last year and 26 percent on an annualized sequential basis. The second quarter results were highlighted by a 21 percent increase in commercial deposit based revenues over the same quarter last year on the strength of Fifth Third’s continuing focus on new customer acquisition and cross-sell initiatives within its core middle-market commercial banking franchise. Retail-based deposit revenues rebounded from the seasonal lows typically seen in the first quarter and posted 41 percent annualized sequential growth.

Mortgage Banking net service revenue totaled $60.7 million in the second quarter compared to $43.9 million last quarter and $92.8 million in 2003’s second quarter. Including net realized securities gains resulting from the sale of the remaining securities portfolio established to partially hedge against volatility related to the value of mortgage servicing rights, mortgage banking net service revenue totaled $94.6 million in the second quarter of last year. Mortgage originations totaled $2.8 billion in the second quarter versus $2.0 billion last quarter and $4.9 billion in the second quarter of last year. Second quarter mortgage banking net service revenue was comprised of $70.0 million in total mortgage banking fees and loan sales, plus $33.7 million in net valuation adjustments and amortization on mortgage servicing rights and less $43.0 million of losses and mark-to-market adjustments on both settled and outstanding free-standing derivative financial instruments. The mark-to-market adjustments and settlement of free-standing derivative financial instruments and corresponding valuation adjustments resulted from interest rate volatility and the resulting impact of changing prepayment speeds on the mortgage servicing portfolio. The mortgage servicing asset, net of the valuation reserve, was $341.4 million at June 30, 2004, compared to $274.4 million last quarter, on a servicing portfolio of $23.9 billion.

Other noninterest income totaled $268.6 million in the second quarter, a 93 percent increase from the second quarter last year and a 91 percent increase from last quarter. Second quarter 2004 results include a pre-tax gain of approximately $148 million ($84.6 million after-tax) on the previously mentioned sale of certain out-of-footprint third-party sourced merchant processing contracts representing approximately $22 million in quarterly revenue.

Balance Sheet Trends

Loan and lease balances exhibited very strong growth with period end loans and leases held for investment increasing by $2.2 billion from last quarter, excluding loans acquired as a result of the completion of the Franklin Financial acquisition, or 16 percent on an annualized sequential basis, driven primarily by strong results in both consumer and commercial lending. On an average basis, total loans and leases increased by nine percent over the same quarter last year. Direct installment loan originations accelerated during the second quarter and totaled $2.0 billion, compared to $1.5 billion last quarter, with period-end balances, excluding acquired loans, increasing by 11 percent over the second quarter of last year and 10 percent on an annualized sequential basis. Consumer loan comparisons to prior periods are impacted by the securitization and sale of $903 million in home equity lines of credit in the third quarter of 2003 and the securitization and sale of $750 million of automotive loans in the second quarter of 2004. Exclusive of the impact of these transactions, consumer loan growth increased 21 percent over the same quarter last year; comparisons being provided to supplement an understanding of the fundamental trends in consumer lending. Period end commercial loan and lease balances, excluding acquired loans, increased by 11 percent over the same quarter last year and by $900 million from last quarter.

Commercial customer additions and net new retail checking account growth, mitigated by attrition in higher balance interest bearing accounts, resulted in modest deposit trends for Fifth Third in the second quarter of 2004. Compared to the same quarter last year, average interest checking balances and average demand deposit balances, excluding acquired deposits, increased by four percent and 22 percent, respectively, with average transaction account balances, excluding acquired deposits, increasing by six percent. On an overall basis, the level of average transaction account balances increased at an annualized rate of eight percent despite continued moderation in higher balance interest bearing accounts given the low level of interest rates.

Fifth Third is confident in its ability to competitively price and generate growth in customers and deposit balances in an increasing interest rate environment.

Compared to the second quarter of 2003, net interest income on a fully-taxable equivalent basis increased three percent resulting from eight percent growth in average earning assets despite a 15 basis point (bp) decrease in the net interest margin. The previously disclosed implementation of SFAS No. 150 during the third quarter of 2003 and the resulting reclassification of approximately $10 million of quarterly minority interest expense into interest expense, impacted net interest income and margin performance comparisons to the second quarter of 2003. Sequentially, net interest income on a fully-taxable equivalent basis increased seven percent on an annualized basis despite 6 bp of contraction in the net interest margin due to strong growth in average earning assets. The contraction in the net interest margin from last quarter resulted from seasonality factors and efforts to improve the overall funding position for a rising interest rate environment. These factors more than offset the margin benefit realized from the early retirement of approximately $1 billion of Federal Home Loan Bank advances during the second quarter of 2004. Fifth Third expects that margin and net interest income trends in coming periods will continue to benefit from the steepness in the short end of the yield curve and moderation in the level of prepayment activity with absolute results dependent upon the magnitude of deposit growth in relation to balance sheet growth and the speed of interest rate changes in an improving economy. Fifth Third will aggressively pursue deposit growth as the key determinant to future margin and net interest income performance trends.

On June 11, 2004, Fifth Third completed the purchase of Franklin Financial Corporation and its subsidiary, Franklin National Bank, headquartered in Franklin, Tennessee, acquiring approximately $581 million in total loans and $767 million in total deposits. The total transaction value was approximately $317 million. Fifth Third Bank, N.A., a national bank headquartered in Franklin, Tennessee, now has approximately $1.3 billion in total assets, including approximately $880 million in total loans and leases and $840 million in total deposits.

Fifth Third repurchased approximately 8.5 million shares of its common stock for a total of approximately $459 million in the second quarter of 2004. With increasing capital levels and continued stability in earning asset yields anticipated in the remainder of 2004, Fifth Third continues to view share repurchases as an effective means of delivering value to shareholders. As of June 30, 2004, the remaining authority under the plan authorized by the Board of Directors in June of 2004 is slightly less than 40 million shares.

Credit Quality

Credit quality metrics and trends continued to improve in the second quarter. Second quarter net charge-offs as a percentage of average loans and leases were 43 bp, compared to 54 bp last quarter and 64 bp in the second quarter of last year. Nonperforming assets were 50 bp of total loans, leases and other assets, including other real estate owned at June 30, 2004, improved from 57 bp posted last quarter. Overall, the level of nonperforming loans and net charge-offs remain a small percentage of the total loan and lease portfolio. Net charge-offs for the quarter were $58.9 million, compared to $70.8 million last quarter and $77.5 million in the second quarter of 2003. The second quarter provision for loan and lease losses totaled $87.9 million, compared to $83.2 million last quarter and $108.9 million in the same quarter last year, including a $29.0 million increase in the credit loss reserve from last quarter which represents 1.43 percent of total loans and leases outstanding as of June 30, 2004, compared to 1.49 percent as of June 30, 2003.

Noninterest Expense

Second quarter noninterest expense increased 20 percent over the same period last year and 14 percent from last quarter. Comparisons to the same period last year are impacted by (i) the implementation of FASB Interpretation No. 46 in the third quarter of 2003, resulting in the recognition of $32 million of depreciation expense in the 2004 second quarter on operating lease assets captured as a component of noninterest expense; (ii) a charge of $20.1 million related to the early retirement of approximately $200 million of Federal Home Loan Bank advances in the second quarter of 2003; (iii) a $30.8 million pre-tax recovery in the second quarter of 2003 of previously charged-off treasury clearing and settlement account balances; and (iv) a charge of $78.1 million related to the early retirement of approximately $1 billion of Federal Home Loan Bank advances in the second quarter of 2004. Excluding the impact of these items, noninterest expense was essentially unchanged from the same quarter last year; comparisons being provided to supplement an understanding of the fundamental trends in noninterest expense.

Fifth Third’s second quarter efficiency ratio was 48.9 percent, compared to 47.1 percent last quarter and 45.5 percent in the second quarter of last year. Fifth Third is continuing to focus on efficiency initiatives as part of our core emphasis on operating leverage. These initiatives include increasing levels of automation of processes, the rationalization and reduction of non-core businesses as they relate to our retail and middle market commercial customer base, returns on invested capital and related opportunities for continued growth in 2004 and years to come. Fifth Third is also continuing to invest significantly in its retail distribution network as evidenced by the opening of 42 new banking centers that did not involve consolidation of existing facilities since the beginning of the year and the plans for a similar number in the second half of 2004.

Conference Call

Fifth Third will host a conference call to discuss these second quarter financial results at 9:00 a.m. (Eastern Daylight Time) today. Investors, analysts and other interested parties may dial into the conference call at 877-309-0967 for domestic access and 706-679-3977 for international access (password: Fifth Third). A replay of the conference call will be available for approximately seven days by dialing 800-642-1687 for domestic access and 706-645-9291 for international access (passcode: 8591645#).

Corporate Profile

Fifth Third Bancorp is a diversified financial services company headquartered in Cincinnati, Ohio. The Company has $95.6 billion in assets, operates 17 affiliates with 992 full-service Banking Centers, including 130 Bank Mart® locations open seven days a week inside select grocery stores and 1,844 Jeanie® ATMs in Ohio, Kentucky, Indiana, Michigan, Illinois, Florida, Tennessee and West Virginia. The financial strength of Fifth Third’s Ohio and Michigan banks continues to be recognized by rating agencies with deposit ratings of AA- and Aa1 from Standard & Poor’s and Moody’s, respectively. Additionally, Fifth Third Bancorp continues to maintain the highest short-term ratings available at A-1+ and Prime-1 and is recognized by Moody’s with one of the highest senior debt ratings for any U.S. bank holding company of Aa2. Fifth Third operates four main businesses: Retail, Commercial, Investment Advisors and Fifth Third Processing Solutions. Investor information and press releases can be viewed at www.53.com. Fifth Third’s common stock is traded through the NASDAQ® National Market System under the symbol “FITB.”

This release may contain forward-looking statements within the meaning of Sections 27A of the Securities Act of 1933, as amended, and Rule 175 promulgated thereunder, and 21E of the Securities Exchange Act of 1934, as amended, and Rule 3b-6 promulgated thereunder, that involve inherent risks and uncertainties. This press release may contain certain forward-looking statements with respect to our financial condition, results of operations, plans, objectives, future performance and business including statements preceded by, followed by or that include the words or phrases such as “believes,” “expects,” “anticipates,” “plans,” “trend,” “objective,” “continue,” “remain” or similar expressions or future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “can,” “may” or similar expressions. There are a number of important factors that could cause future results to differ materially from historical performance and these forward-looking statements. Factors that might cause such a difference include, but are not limited to: (1) competitive pressures among depository institutions increase significantly; (2) changes in the interest rate environment reduce interest margins; (3) prepayment speeds, loan origination and sale volumes, charge-offs and loan loss provisions; (4) general economic conditions, either national or in the states in which we do business, are less favorable than expected; (5) political developments, wars or other hostilities may disrupt or increase volatility in securities markets or other economic conditions; (6) changes and trends in the securities markets; (7) legislative or regulatory changes or actions, or significant litigation, adversely affect us or the businesses in which we are engaged; and (8) the impact of reputational risk created by the developments discussed above on such matters as business generation and retention, funding and liquidity. We undertake no obligation to release revisions to these forward-looking statements or reflect events or circumstances after the date of this release. Further information on other factors which could affect the financial results of Fifth Third are included in Fifth Third’s filings with the Securities and Exchange Commission. These documents are available free of charge at the Commission’s website at http://www.sec.gov and/or from Fifth Third.

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FIFTH THIRD BANCORP AND SUBSIDIARIES

Financial Highlights

(unaudited)

	For the Three Months Ended
	June 30, 2004	June 30, 2003	Percent Change
Earnings ($ in thousands, except per share data)
Net Interest Income (Taxable Equivalent)	$771,187	749,011	3.0
Net Income Available to Common Shareholders	447,525	415,275	7.8

Earnings Per Share:
Basic	0.80	0.72	11.1
Diluted	0.79	0.71	11.3

Key Ratios (percent)
Return on Average Assets (ROA)	1.91%	1.92	(0.5)
Return on Average Equity (ROE)	21.0	18.6	12.9
Net Interest Margin (Taxable Equivalent)	3.54	3.69	(4.1)
Efficiency	48.9	45.5	7.5
Average Shareholders’ Equity to Average Assets	9.09	10.34	(12.1)
Risk-Based Capital (a):
Tier 1 Capital	10.56	11.47	(7.9)
Total Capital	12.81	13.97	(8.3)
Tier 1 Leverage	8.95	9.29	(3.7)

Common Stock Data
Cash Dividends Declared Per Share	$0.32	0.29	10.3
Book Value Per Share	14.97	15.25	(1.8)
Market Price Per Share:
High	57.00	60.49	(5.8)
Low	51.13	47.24	8.2
End of Period	53.78	57.42	(6.3)
Price/Earnings Ratio (b)	17.75	21.19	(16.2)
	For the Six Months Ended
	June 30, 2004	June 30, 2003	Percent Change
Earnings ($ in thousands, except per share data)
Net Interest Income (Taxable Equivalent)	$1,530,054	1,465,155	4.4
Net Income Available to Common Shareholders	877,656	805,036	9.0

Earnings Per Share:
Basic	1.56	1.40	11.4
Diluted	1.54	1.38	11.6

Key Ratios (percent)
Return on Average Assets (ROA)	1.90%	1.91	(0.5)
Return on Average Equity (ROE)	20.4	18.3	11.5
Net Interest Margin (Taxable Equivalent)	3.57	3.71	(3.8)
Efficiency	48.0	46.3	3.7
Average Shareholders’ Equity to Average Assets	9.32	10.45	(10.8)

Common Stock Data
Cash Dividends Declared Per Share	$0.64	0.55	16.4
Market Price Per Share:
High	60.00	62.15	(3.5)
Low	51.13	47.05	8.7
(a)	June 30, 2004 risk-based capital ratios are estimated.
(b)	Based on the most recent twelve-month earnings per diluted share and end of period stock prices.

FIFTH THIRD BANCORP AND SUBSIDIARIES

Financial Highlights

(unaudited)

Values Per Share

	Book Value Per Share				Market Price Range Per Share
	March 31	June 30	September 30	December 31	Low	High
1999	$9.78	$9.64	$9.63	$9.91	$38.58	$50.29
2000	10.07	10.42	10.82	11.83	29.33	60.88
2001	12.33	12.40	12.97	13.31	45.69	64.77
2002	13.59	14.31	14.69	14.98	55.26	69.70
2003	15.31	15.25	15.24	15.29	47.05	62.15
2004	15.77	14.97			51.13	60.00

Earnings Per Share, Basic
	For the Three Months Ended
	March 31	June 30	September 30	December 31		Year-to-Date
1999	$0.42	$0.41	$0.42	$0.30		$1.55
2000	0.43	0.39	0.51	0.53		1.86
2001	0.49	0.18	0.44	0.63		1.74
2002	0.63	0.65	0.67	0.69		2.64
2003	0.68	0.72	0.73	0.78		2.91
2004	0.76	0.80				1.56

Earnings Per Share, Diluted
	For the Three Months Ended
	March 31	June 30	September 30	December 31		Year-to-Date
1999	$0.41	$0.40	$0.41	$0.30		$1.53
2000	0.43	0.38	0.50	0.52		1.83
2001	0.48	0.18	0.43	0.61		1.70
2002	0.62	0.64	0.66	0.67		2.59
2003	0.67	0.71	0.72	0.77		2.87
2004	0.75	0.79				1.54

FIFTH THIRD BANCORP AND SUBSIDIARIES

Consolidated Statements of Income

(unaudited) ($ in thousands, except per share data)

	For the Three Months Ended
	June 30, 2004	June 30, 2003
Interest Income
Interest and Fees on Loans and Leases	$682,661	690,106
Interest on Securities:
Taxable	305,408	315,841
Exempt from Income Taxes	11,412	12,889
Total Interest on Securities	316,820	328,730
Interest on Other Short-Term Investments	649	1,082
Total Interest Income	1,000,130	1,019,918
Interest Expense
Interest on Deposits:
Interest Checking	35,493	45,961
Savings	11,479	16,544
Money Market	6,103	7,836
Other Time	40,945	54,799
Certificates - $100,000 and Over	7,646	15,414
Foreign Office	11,435	11,151
Total Interest on Deposits	113,101	151,705
Interest on Federal Funds Purchased	17,076	21,902
Interest on Short-Term Bank Notes	2,774	-
Interest on Other Short-Term Borrowings	17,397	14,336
Interest on Long-Term Debt	87,821	92,647
Total Interest Expense	238,169	280,590
Net Interest Income	761,961	739,328
Provision for Credit Losses	87,922	108,877
Net Interest Income After Provision for Credit Losses	674,039	630,451
Noninterest Income
Electronic Payment Processing Revenue	148,427	141,501
Service Charges on Deposits	131,147	120,826
Mortgage Banking Net Revenue	60,749	92,826
Investment Advisory Revenue	96,606	82,843
Other Noninterest Income	268,564	139,163
Operating Lease Revenue	43,522	-
Securities Gains, Net	111	38,860
Securities Gains, Net - Non-Qualifying Hedges on Mortgage Servicing	-	1,793
Total Noninterest Income	749,126	617,812
Noninterest Expense
Salaries, Wages and Incentives	254,062	269,365
Employee Benefits	65,637	64,737
Equipment Expenses	19,309	20,341
Net Occupancy Expenses	46,897	37,837
Operating Lease Expenses	31,720	-
Other Noninterest Expense	326,038	228,964
Total Noninterest Expense	743,663	621,244
Income from Continuing Operations Before Income Taxes and Minority Interest	679,502	627,019
Applicable Income Taxes	231,792	202,466
Income from Continuing Operations Before Minority Interest	447,710	424,553
Minority Interest, Net of Tax	-	(10,229)
Income from Continuing Operations	447,710	414,324
Income from Discontinued Operations, Net of Tax	-	1,136
Net Income	447,710	415,460
Dividend on Preferred Stock	185	185
Net Income Available to Common Shareholders	$447,525	415,275
Basic Earnings Per Share:
Income from Continuing Operations	$0.80	0.72
Income from Discontinued Operations	-	-
Net Income	$0.80	0.72
Diluted Earnings Per Share:
Income from Continuing Operations	$0.79	0.71
Income from Discontinued Operations	-	-
Net Income	$0.79	0.71

FIFTH THIRD BANCORP AND SUBSIDIARIES

Consolidated Statements of Income

(unaudited) ($ in thousands, except per share data)

	For the Six Months Ended
	June 30, 2004	June 30, 2003
Interest Income
Interest and Fees on Loans and Leases	$1,351,992	1,366,164
Interest on Securities:
Taxable	613,880	626,664
Exempt from Income Taxes	23,220	25,534
Total Interest on Securities	637,100	652,198
Interest on Other Short-Term Investments	1,163	1,854
Total Interest Income	1,990,255	2,020,216
Interest Expense
Interest on Deposits:
Interest Checking	72,030	101,228
Savings	20,414	37,578
Money Market	12,739	17,045
Other Time	85,027	116,908
Certificates - $100,000 and Over	13,018	27,732
Foreign Office	26,401	20,718
Total Interest on Deposits	229,629	321,209
Interest on Federal Funds Purchased	35,030	41,522
Interest on Short-Term Bank Notes	4,033	-
Interest on Other Short-Term Borrowings	32,988	26,845
Interest on Long-Term Debt	176,871	185,069
Total Interest Expense	478,551	574,645
Net Interest Income	1,511,704	1,445,571
Provision for Credit Losses	171,162	193,694
Net Interest Income After Provision for Credit Losses	1,340,542	1,251,877
Noninterest Income
Electronic Payment Processing Revenue	296,661	271,638
Service Charges on Deposits	254,394	235,149
Mortgage Banking Net Revenue	104,687	169,675
Investment Advisory Revenue	189,771	162,580
Other Noninterest Income	409,143	297,525
Operating Lease Revenue	95,174	-
Securities Gains, Net	25,701	63,769
Securities Gains, Net - Non-Qualifying Hedges on Mortgage Servicing	-	2,809
Total Noninterest Income	1,375,531	1,203,145
Noninterest Expense
Salaries, Wages and Incentives	499,500	538,075
Employee Benefits	141,198	125,387
Equipment Expenses	39,196	40,053
Net Occupancy Expenses	92,545	76,234
Operating Lease Expenses	70,002	-
Other Noninterest Expense	553,290	455,423
Total Noninterest Expense	1,395,731	1,235,172
Income from Continuing Operations Before Income Taxes and Minority Interest	1,320,342	1,219,850
Applicable Income Taxes	442,316	395,934
Income from Continuing Operations Before Minority Interest	878,026	823,916
Minority Interest, Net of Tax	-	(20,458)
Income from Continuing Operations	878,026	803,458
Income from Discontinued Operations, Net of Tax	-	1,948
Net Income	878,026	805,406
Dividend on Preferred Stock	370	370
Net Income Available to Common Shareholders	$877,656	805,036
Basic Earnings Per Share:
Income from Continuing Operations	$1.56	1.40
Income from Discontinued Operations	-	-
Net Income	$1.56	1.40
Diluted Earnings Per Share:
Income from Continuing Operations	$1.54	1.38
Income from Discontinued Operations	-	-
Net Income	$1.54	1.38

FIFTH THIRD BANCORP AND SUBSIDIARIES

Consolidated Statements of Changes in Shareholders’ Equity

(unaudited) ($ in thousands, except per share data)

	For the Three Months Ended
	June 30, 2004	June 30, 2003
Total Shareholders’ Equity, Beginning	$8,863,757	8,798,282
Net Income	447,710	415,460
Nonowner Changes in Equity, Net of Tax:
Change in Unrealized Gains and (Losses) on Securities Available-for-Sale and Qualifying Cash Flow Hedges	(652,916)	(60,635)
Net Income and Nonowner Changes in Equity	(205,206)	354,825
Cash Dividends Declared:
Common Stock (2004 - $.32 per share and 2003 - $.29 per share)	(179,872)	(165,377)
Preferred Stock	(185)	(185)
Stock Options Exercised Including Treasury Shares Issued	34,439	31,604
Stock-Based Compensation Expense	20,102	26,650
Loans Issued Related to Exercise of Stock Options, Net	(1,149)	(20,102)
Change in Corporate Tax Benefit Related to Stock-Based Compensation	2,730	(2,365)
Shares Purchased	(458,503)	(329,359)
Acquisitions	316,633	-
Other	(42)	(3,198)
Total Shareholders’ Equity, Ending	$8,392,704	8,690,775

	For the Six Months Ended
	June 30, 2004	June 30, 2003
Total Shareholders’ Equity, Beginning	$8,667,003	8,604,392
Net Income	878,026	805,406
Nonowner Changes in Equity, Net of Tax:
Change in Unrealized Gains and (Losses) on Securities Available-for-Sale and Qualifying Cash Flow Hedges	(433,444)	(132,909)
Net Income and Nonowner Changes in Equity	444,582	672,497
Cash Dividends Declared:
Common Stock (2004 - $.64 per share and 2003 - $.55 per share)	(359,773)	(314,886)
Preferred Stock	(370)	(370)
Stock Options Exercised Including Treasury Shares Issued	63,620	55,277
Stock-Based Compensation Expense	42,670	62,558
Loans Issued Related to Exercise of Stock Options, Net	(1,468)	(20,102)
Change in Corporate Tax Benefit Related to Stock-Based Compensation	3,186	(3,587)
Shares Purchased	(783,913)	(361,819)
Acquisitions	316,633	-
Other	534	(3,185)
Total Shareholders’ Equity, Ending	$8,392,704	8,690,775

FIFTH THIRD BANCORP AND SUBSIDIARIES

Condensed Consolidated Quarterly Statements of Income (Taxable Equivalent)

(unaudited) ($ in thousands)

	For the Three Months Ended
	June 30, 2004	March 31, 2004	December 31, 2003	September 30, 2003	June 30, 2003
Interest Income	$1,000,130	990,125	987,874	982,978	1,019,918
Taxable Equivalent Adjustment	9,226	9,124	9,629	9,661	9,683
Interest Income (Taxable Equivalent)	1,009,356	999,249	997,503	992,639	1,029,601
Interest Expense	238,169	240,382	252,921	258,075	280,590
Net Interest Income (Taxable Equivalent)	771,187	758,867	744,582	734,564	749,011
Provision for Credit Losses	87,922	83,240	93,654	112,082	108,877
Net Interest Income After Provision for Credit Losses (Taxable Equivalent)	683,265	675,627	650,928	622,482	640,134
Noninterest Income	749,126	626,405	599,342	680,341	617,812
Noninterest Expense	743,663	652,068	658,034	657,019	621,244
Income from Continuing Operations Before Income Taxes, Minority Interest and Cumulative Effect (Taxable Equivalent)	688,728	649,964	592,236	645,804	636,702
Applicable Income Taxes	231,792	210,524	182,087	208,670	202,466
Taxable Equivalent Adjustment	9,226	9,124	9,629	9,661	9,683
Income from Continuing Operations Before Minority Interest and Cumulative Effect	447,710	430,316	400,520	427,473	424,553
Minority Interest, Net of Tax	-	-	-	-	(10,229)
Income from Continuing Operations Before Cumulative Effect	447,710	430,316	400,520	427,473	414,324
Income from Discontinued Operations, Net of Tax	-	-	41,001	947	1,136
Income Before Cumulative Effect	447,710	430,316	441,521	428,420	415,460
Cumulative Effect of Change in Accounting Principle, Net of Tax	-	-	-	(10,762)	-
Net Income	447,710	430,316	441,521	417,658	415,460
Dividend on Preferred Stock	185	185	185	185	185
Net Income Available to Common Shareholders	$447,525	430,131	441,336	417,473	415,275

FIFTH THIRD BANCORP AND SUBSIDIARIES

Noninterest Income and Noninterest Expense

(unaudited) ($ in thousands)

	For the Three Months Ended
	June 30, 2004	March 31, 2004	December 31, 2003	September 30, 2003	June 30, 2003
Noninterest Income
Electronic Payment Processing Revenue	$148,427	148,234	160,178	143,210	141,501
Service Charges on Deposits	131,147	123,247	124,838	125,130	120,826
Mortgage Banking Net Revenue	60,749	43,938	57,229	74,830	92,826
Investment Advisory Revenue	96,606	93,165	84,860	84,726	82,843
Other Noninterest Income	268,564	140,579	112,522	171,328	139,163
Operating Lease Revenue	43,522	51,652	57,900	65,809	-
Securities Gains, Net	111	25,590	1,815	15,308	38,860
Securities Gains, Net - Non-Qualifying Hedges on Mortgage Servicing	-	-	-	-	1,793
Total Noninterest Income	749,126	626,405	599,342	680,341	617,812
Noninterest Expense
Salaries, Wages and Incentives	254,062	245,438	244,167	248,731	269,365
Employee Benefits	65,637	75,562	53,291	61,087	64,737
Equipment Expenses	19,309	19,888	20,911	21,046	20,341
Net Occupancy Expenses	46,897	45,648	46,552	36,279	37,837
Operating Lease Expenses	31,720	38,282	43,967	49,558	-
Other Noninterest Expense (a)	326,038	227,250	249,146	240,318	228,964
Total Noninterest Expense	$743,663	652,068	658,034	657,019	621,244

Full-Time Equivalent Employees	18,937	18,583	18,899	19,770	19,830
Banking Centers	992	960	952	942	943
(a)	Includes intangible amortization expense of $6.2 million, $8.8 million, $9.5 million, $9.5 million and $11.6 million for the three months ended June 30, 2004, March 31, 2004, December 31, 2003, September 30, 2003 and June 30, 2003, respectively.

FIFTH THIRD BANCORP AND SUBSIDIARIES

Consolidated Balance Sheets

(unaudited) ($ in thousands, except share data)

	As of
	June 30, 2004	June 30, 2003
Assets
Cash and Due from Banks	$2,357,814	1,776,334
Securities Available-for-Sale (a)	30,179,952	29,051,531
Securities Held-to-Maturity (b)	211,919	106,310
Trading Securities	96,806	48,997
Other Short-Term Investments	257,900	233,059
Loans Held for Sale	577,154	3,245,470
Loans and Leases:
Commercial Loans	15,243,691	14,014,557
Construction Loans	4,107,787	3,361,687
Commercial Mortgage Loans	7,541,022	6,297,335
Commercial Lease Financing	4,472,120	3,935,160
Residential Mortgage Loans	5,873,079	3,745,059
Consumer Loans	18,301,808	16,374,055
Consumer Lease Financing	2,558,419	2,837,880
Unearned Income	(1,418,685)	(1,209,234)
Total Loans and Leases	56,679,241	49,356,499
Reserve for Credit Losses	(811,820)	(734,756)
Total Loans and Leases, net	55,867,421	48,621,743
Bank Premises and Equipment	1,167,922	947,664
Operating Lease Equipment	525,330	-
Accrued Interest Receivable	397,122	428,069
Goodwill	978,975	738,054
Intangible Assets	163,534	222,044
Servicing Rights	358,490	244,413
Other Assets	2,473,200	2,639,223
Total Assets	$95,613,539	88,302,911

Liabilities
Deposits:
Demand	$13,036,825	11,633,492
Interest Checking	19,242,566	18,432,242
Savings	7,972,740	7,980,833
Money Market	2,854,152	3,298,811
Other Time	6,531,176	7,065,932
Certificates - $100,000 and Over	2,312,971	4,302,135
Foreign Office	5,957,024	3,161,618
Total Deposits	57,907,454	55,875,063
Federal Funds Purchased	3,851,019	5,840,359
Short-Term Bank Notes	1,275,000	-
Other Short-Term Borrowings	6,391,156	5,687,128
Accrued Taxes, Interest and Expenses	1,970,871	2,470,321
Other Liabilities	1,050,134	918,960
Long-Term Debt	14,775,201	8,338,341
Total Liabilities	87,220,835	79,130,172
Minority Interest	-	481,964
Total Shareholders’ Equity (c)	8,392,704	8,690,775
Total Liabilities and Shareholders’ Equity	$95,613,539	88,302,911
(a)	Amortized cost: June 30, 2004 - $30,857,040 and June 30, 2003 - $28,594,278
(b)	Market values: June 30, 2004 - $211,919 and June 30, 2003 - $106,310
(c)	Common Shares: Stated value $2.22 per share; authorized 1,300,000,000; outstanding June 30, 2004 - 560,804,042
(excluding	22,647,649 treasury shares) and June 30, 2003 - 569,963,718 (excluding 13,487,973 treasury shares).

FIFTH THIRD BANCORP AND SUBSIDIARIES

Loans and Leases Serviced

(unaudited) ($ in thousands)

	As of
	June 30, 2004	March 31, 2004	December 31, 2003	September 30, 2003	June 30, 2003
Commercial:
Commercial Loans	$15,243,688	14,468,571	14,209,122	13,824,371	14,014,541
Mortgage	7,541,022	7,197,126	6,893,742	6,590,021	6,297,335
Construction	3,768,271	3,492,951	3,301,082	3,143,315	3,052,459
Leases	3,274,626	3,327,404	3,263,145	3,160,839	3,021,888
Subtotal	29,827,607	28,486,052	27,667,091	26,718,546	26,386,223
Consumer:
Consumer Loans	17,522,414	17,036,512	16,670,948	17,090,372	15,785,717
Mortgage & Construction	6,212,595	5,263,941	4,760,317	4,820,026	4,054,287
Credit Card	779,394	757,450	761,545	619,893	588,338
Leases	2,337,231	2,368,319	2,447,952	2,557,602	2,541,934
Subtotal	26,851,634	25,426,222	24,640,762	25,087,893	22,970,276
Total Loans and Leases	56,679,241	53,912,274	52,307,853	51,806,439	49,356,499

Loans Held for Sale	577,154	1,660,669	1,881,127	1,528,137	3,245,470

Operating Lease Equipment (a)	525,330	657,756	766,762	899,348	-

Loans and Leases Serviced for Others:
Residential Mortgage (b)	23,941,909	24,115,268	24,494,643	24,379,988	24,990,054
Commercial Mortgage (c)	2,104,295	2,146,607	2,084,710	2,017,717	2,008,982
Commercial Loans (d)	1,913,345	1,952,943	1,790,257	1,925,655	1,813,106
Commercial Leases (c)	216,824	225,818	185,138	177,606	159,617
Consumer Loans (e)	1,510,983	831,846	866,156	909,090	-
Consumer Leases (a)	-	-	-	-	1,127,470
Total Loans and Leases Serviced for Others	29,687,356	29,272,482	29,420,904	29,410,056	30,099,229
Total Loans and Leases Serviced	$87,469,081	85,503,181	84,376,646	83,643,980	82,701,198
(a)	Prior to January 1, 2002, Fifth Third sold to and subsequently leased back from an unrelated asset-backed special purpose entity (SPE) certain consumer auto lease assets, subject to credit recourse and with servicing retained. Fifth Third adopted the provisions of FASB Interpretation No. 46 and consolidated this SPE effective July 1, 2003, as Fifth Third was deemed the primary beneficiary under the provisions of this Interpretation.
(b)	Fifth Third sells certain residential mortgage loans, primarily conforming and fixed-rate in nature, and retains servicing responsibilities.
(c)	Fifth Third sells certain commercial mortgage loans and commercial leases and retains servicing responsibilities.
(d)	Fifth Third transfers, subject to credit recourse and with servicing retained, certain investment grade commercial loans to an unconsolidated qualified special purpose entity (QSPE), which is wholly-owned by an independent third party.
(e)	Fifth Third sells certain consumer loans and retains servicing responsibilities.

FIFTH THIRD BANCORP AND SUBSIDIARIES

Consolidated Average Balance Sheets, Yields (Taxable Equivalent) and Rates

(unaudited) ($ in thousands)

	For the Three Months Ended
	June 30, 2004		June 30, 2003
	Average Balance	Average Yield/Rate	Average Balance	Average Yield/Rate
Assets
Interest-Earning Assets:
Loans and Leases	$56,325,877	4.90%	51,813,001	5.37%
Taxable Securities	29,986,620	4.10	28,003,069	4.52
Tax Exempt Securities	919,928	7.59	1,062,162	7.36
Other Short-Term Investments	265,931	0.98	457,813	0.95
Total Interest-Earning Assets	87,498,356	4.64	81,336,045	5.08
Cash and Due from Banks	2,105,560		1,398,767
Other Assets	5,447,269		4,676,423
Reserve for Credit Losses	(790,619)		(712,265)
Total Assets	$94,260,566		86,698,970

Liabilities
Interest-Bearing Liabilities:
Interest Checking	$19,267,531	0.74%	18,526,746	1.00%
Savings	7,803,109	0.59	8,082,459	0.82
Money Market	2,965,324	0.83	2,989,252	1.05
Other Time	6,428,896	2.56	7,299,279	3.01
Certificates-$100,000 and Over	2,229,378	1.38	4,258,784	1.45
Foreign Office Deposits	4,488,015	1.02	3,528,689	1.27
Federal Funds Purchased	6,689,129	1.03	6,886,002	1.28
Short-Term Bank Notes	1,045,055	1.07	-	-
Other Short-Term Borrowings	7,440,953	0.94	4,543,856	1.27
Long-Term Debt	12,317,005	2.87	8,109,156	4.58
Total Interest-Bearing Liabilities	70,674,395	1.36	64,224,223	1.75
Demand Deposits	12,251,169		10,055,036
Other Liabilities	2,768,914		2,979,097
Total Liabilities	85,694,478		77,258,356
Minority Interest	-		476,980
Shareholders’ Equity	8,566,088		8,963,634
Total Liabilities and Shareholders’ Equity	$94,260,566		86,698,970

Average Common Shares Outstanding:
Basic	560,976,289		573,887,821
Diluted	568,715,944		581,663,343

Ratios:
Net Interest Margin (Taxable Equivalent)		3.54%		3.69%
Net Interest Rate Spread (Taxable Equivalent)		3.28%		3.33%
Interest-Bearing Liabilities to Interest-Earning Assets		80.77%		78.96%

FIFTH THIRD BANCORP AND SUBSIDIARIES

Consolidated Average Balance Sheets, Yields (Taxable Equivalent) and Rates

(unaudited) ($ in thousands)

	For the Six Months Ended
	June 30, 2004		June 30, 2003
	Average Balance	Average Yield/Rate	Average Balance	Average Yield/Rate
Assets
Interest-Earning Assets:
Loans and Leases	$55,507,005	4.92%	50,924,369	5.44%
Taxable Securities	29,420,317	4.20	27,150,287	4.65
Tax Exempt Securities	957,500	7.42	1,074,607	7.24
Other Short-Term Investments	248,456	0.94	382,995	0.98
Total Interest-Earning Assets	86,133,278	4.69	79,532,258	5.17
Cash and Due from Banks	2,075,832		1,477,756
Other Assets	5,637,322		4,595,290
Reserve for Credit Losses	(781,741)		(703,175)
Total Assets	$93,064,691		84,902,129

Liabilities
Interest-Bearing Liabilities:
Interest Checking	$19,410,019	0.75%	18,365,370	1.11%
Savings	7,548,685	0.54	8,144,359	0.93
Money Market	3,057,241	0.84	3,002,562	1.14
Other Time	6,509,530	2.63	7,563,278	3.12
Certificates-$100,000 and Over	1,816,091	1.44	3,632,030	1.54
Foreign Office Deposits	5,211,515	1.02	3,241,661	1.29
Federal Funds Purchased	6,940,713	1.01	6,564,856	1.28
Short-Term Bank Notes	772,527	1.05	-	-
Other Short-Term Borrowings	7,138,750	0.93	4,251,809	1.27
Long-Term Debt	11,305,368	3.15	8,119,279	4.60
Total Interest-Bearing Liabilities	69,710,439	1.38	62,885,204	1.84
Demand Deposits	11,826,318		9,793,281
Other Liabilities	2,855,612		2,877,120
Total Liabilities	84,392,369		75,555,605
Minority Interest	-		471,640
Shareholders’ Equity	8,672,322		8,874,884
Total Liabilities and Shareholders’ Equity	$93,064,691		84,902,129

Average Common Shares Outstanding:
Basic	562,279,783		574,125,658
Diluted	570,164,208		582,232,579

Ratios:
Net Interest Margin (Taxable Equivalent)		3.57%		3.71%
Net Interest Rate Spread (Taxable Equivalent)		3.31%		3.33%
Interest-Bearing Liabilities to Interest-Earning Assets		80.93%		79.07%

FIFTH THIRD BANCORP AND SUBSIDIARIES

Regulatory Capital

(unaudited) ($ in thousands)

	June 30, 2004 (a)	March 31, 2004	December 31, 2003	September 30, 2003	June 30, 2003
Tier 1 Capital:
Shareholders’ Equity	$8,392,704	8,863,757	8,667,003	8,693,805	8,690,775
Goodwill and Certain Other Intangibles	(1,142,509)	(892,831)	(932,622)	(941,613)	(950,604)
Unrealized Losses/(Gains)	490,812	(162,103)	57,369	(42,829)	(288,328)
Other	587,993	585,218	480,101	472,519	556,967
Total Tier 1 Capital	$8,329,000	8,394,041	8,271,851	8,181,882	8,008,810
Total Capital:
Tier 1 Capital	$8,329,000	8,394,041	8,271,851	8,181,882	8,008,810
Qualifying Reserves for Credit Losses	830,769	800,607	787,143	788,381	755,103
Qualifying Subordinated Notes	940,231	926,479	1,037,333	1,056,981	991,441
Total Risk-Based Capital	$10,100,000	10,121,127	10,096,327	10,027,244	9,755,354
Risk-Weighted Assets	$78,868,000	77,056,425	74,724,731	72,892,618	69,849,411
Ratios (percent):
Average Shareholders’ Equity to Average Assets	9.09%	9.56	9.61	9.57	10.34
Risk-Based Capital:
Tier 1 Capital	10.56%	10.89	11.07	11.22	11.47
Total Capital	12.81%	13.13	13.51	13.76	13.97
Tier 1 Leverage	8.95%	9.23	9.23	9.21	9.29
(a)	June 30, 2004 regulatory capital data and ratios are estimated.

FIFTH THIRD BANCORP AND SUBSIDIARIES

Asset Quality

(unaudited) ($ in thousands)

Summary of Credit Loss Experience	For the Three Months Ended
	June 30, 2004	March 31, 2004	December 31, 2003	September 30, 2003	June 30, 2003
Losses Charged Off:
Commercial, Financial and Agricultural Loans	$(20,851)	(31,520)	(56,936)	(39,385)	(29,259)
Real Estate - Commercial Mortgage Loans	(2,697)	(3,070)	(1,678)	(4,622)	(1,218)
Real Estate - Construction Loans	(2,720)	(558)	(898)	(2,162)	(410)
Real Estate - Residential Mortgage Loans	(3,219)	(4,399)	(8,562)	(3,266)	(3,195)
Consumer Loans	(37,079)	(39,560)	(36,828)	(33,560)	(31,802)
Lease Financing	(9,632)	(8,803)	(8,828)	(9,364)	(25,721)
Total Losses	(76,198)	(87,910)	(113,730)	(92,359)	(91,605)

Recoveries of Losses Previously Charged Off:
Commercial, Financial and Agricultural Loans	2,743	4,136	5,355	4,111	2,379
Real Estate - Commercial Mortgage Loans	1,440	928	597	390	418
Real Estate - Construction Loans	84	19	44	231	33
Real Estate - Residential Mortgage Loans	30	26	20	134	11
Consumer Loans	10,530	9,919	10,867	10,037	8,393
Lease Financing	2,463	2,054	1,878	2,327	2,896
Total Recoveries	17,290	17,082	18,761	17,230	14,130

Net Losses Charged Off:
Commercial, Financial and Agricultural Loans	(18,108)	(27,384)	(51,581)	(35,274)	(26,880)
Real Estate - Commercial Mortgage Loans	(1,257)	(2,142)	(1,081)	(4,232)	(800)
Real Estate - Construction Loans	(2,636)	(539)	(854)	(1,931)	(377)
Real Estate - Residential Mortgage Loans	(3,189)	(4,373)	(8,542)	(3,132)	(3,184)
Consumer Loans	(26,549)	(29,641)	(25,961)	(23,523)	(23,409)
Lease Financing	(7,169)	(6,749)	(6,950)	(7,037)	(22,825)
Total Net Losses Charged Off	$(58,908)	(70,828)	(94,969)	(75,129)	(77,475)

Reserve for Credit Losses, Beginning	$782,806	770,394	771,709	734,756	703,354
Total Net Losses Charged Off	(58,908)	(70,828)	(94,969)	(75,129)	(77,475)
Provision Charged to Operations	87,922	83,240	93,654	112,082	108,877
Reserve for Credit Losses, Ending	$811,820	782,806	770,394	771,709	734,756

Nonperforming and Underperforming Assets
	As of
	June 30, 2004	March 31, 2004	December 31, 2003	September 30, 2003	June 30, 2003
Nonaccrual Loans and Leases (a)	$216,205	233,042	241,505	271,256	273,293
Renegotiated Loans and Leases	2,861	883	8,286	-	-
Other Assets, Including Other Real Estate Owned	63,927	74,364	68,540	52,053	33,212
Total Nonperforming Assets	282,993	308,289	318,331	323,309	306,505
Ninety Days Past Due Loans and Leases (a)	132,057	132,300	145,243	145,643	137,503
Total Underperforming Assets	$415,050	440,589	463,574	468,952	444,008

Average Loans and Leases (b)	$54,959,526	52,927,264	52,401,684	50,615,070	48,561,158
Loans and Leases (b)	56,679,241	53,912,274	52,307,853	51,806,439	49,356,499

Ratios
Net Losses Charged Off as a Percent of Average Loans and Leases	0.43%	0.54	0.72	0.59	0.64
Reserve as a Percent of Loans and Leases	1.43%	1.45	1.47	1.49	1.49
Nonperforming Assets as a Percent of Loans, Leases and Other Assets, Including Other Real Estate Owned	0.50%	0.57	0.61	0.62	0.62
Underperforming Assets as a Percent of Loans, Leases and Other Assets, Including Other Real Estate Owned	0.73%	0.82	0.89	0.90	0.90
(a)	Nonaccrual includes $21.2 million and Ninety Days Past Due includes $41.4 million of residential mortgage loans as of June 30, 2004.
(b)	Excludes loans held for sale.